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                                                                     EXHIBIT 5.3



                                December 9, 2003



Piedmont Natural Gas Company, Inc.
1915 Rexford Road
Charlotte, North Carolina  28211

Re: Amendment No. 5 to Registration Statement No. 333-106268 filed on December 9, 2003 with respect to $500,000,000 Aggregate Principal Amount of Securities and Post-Effective Amendment No. 6 to Registration Statement No. 333-62222 with respect to $190,000,000 Principal Amount of Securities.

Ladies and Gentlemen:

         We have acted as counsel to Piedmont Natural Gas Company, Inc., a North Carolina corporation (the "Company"), in connection with the registration by the Company of $690,000,000 aggregate principal amount of one or more series of debt and equity securities, including the $200,000,000 of notes referred to in the prospectus supplement included in the Registration Statements (the "Notes"). All capitalized terms which are not defined here shall have the meanings assigned to them in Amendment No. 5 to Registration Statement 333-106268 and Post-Effective Amendment No. 6 to Registration Statement No. 333-62222 on Form S-3 which are being filed on the date hereof with the Securities and Exchange Commission ("SEC") by the Company pursuant to the Securities Act of 1933, as amended (the "Act"). As amended, Amendment No. 5 to Registration Statement No. 333-106268 and the Post-Effective Amendment No. 6 to Registration Statement No. 333-62222 are collectively referred as the "Registration Statements."

         In connection with our examination of documents as hereinafter described, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.

         For the purpose of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:

                  (1) The Articles of Incorporation of the Company, as amended to date;

                  (2) The By-Laws of the Company, as amended to date;

                  (3) The Indenture filed as an exhibit to the Registration Statements (as amended or supplemented in accordance with the terms hereof, the "Indenture");

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Piedmont Natural Gas Company, Inc.
December 9, 2003
Page 2

                  (4) Such records of the corporate proceedings of the Company, and such other documents that we considered necessary or appropriate for the purpose of rendering this opinion; and

                  (5) Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion.

         On the basis of the foregoing examination, and in reliance thereon, we are of the opinion that:

                  When the Notes shall have been issued and sold as described in the prospectus supplement in accordance with the terms and conditions of the underwriting agreement referred to in the prospectus supplement, and in the manner contemplated in the prospectus supplement, the Notes will be duly authorized, executed and delivered and valid and binding obligations of the Company, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement, or similar laws affecting the enforcement of creditors' rights generally (including, without limitation, the effect of statutory or other laws regarding fraudulent transfers or preferential transfers) and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

         This opinion is limited to the present laws of the State of North Carolina, the present federal laws of the United States, and to the present judicial interpretations thereof and to the facts as they presently exist. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.

         This opinion may be filed as an exhibit to the Registration Statements. Consent is also given to the reference to this firm in the Registration Statements, the prospectus supplement, and in any amendment or supplement thereto. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder.

                                         Very truly yours,

                                         Nelson Mullins Riley & Scarborough, LLP

                                         /s/ Jerry W. Amos